Exhibit 4.01

SUPPLEMENTAL TRUST INDENTURE

FROM

NORTHERN STATES POWER COMPANY

(A WISCONSIN CORPORATION)

TO

U.S. BANK NATIONAL ASSOCIATION

TRUSTEE

DATED AS OF

JULY 19, 2021

SUPPLEMENTAL TO TRUST INDENTURE

DATED APRIL 1, 1947

AND

SUPPLEMENTAL AND RESTATED

TRUST INDENTURE

DATED MARCH 1, 1991

TABLE OF CONTENTS

		Page
PARTIES		1

RECITALS		1

ARTICLE I	SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO THE LIEN OF THE INDENTURE	8

Section 1.01	Grant of Certain Property, Including Personal Property to Comply with the Uniform Commercial Code, Subject to Permitted Encumbrances Contained in the Indenture	8

ARTICLE II	FORM AND EXECUTION OF SERIES DUE MAY 1, 2051	9

Section 2.01	Series Due May 1, 2051	9

Section 2.02	Redemption of Bonds	10

Section 2.03	Surrender	11

Section 2.04	Taxes and Governmental Charges	11

Section 2.05	Restricted Securities	11

Section 2.06	Home Office Payment	12

ARTICLE III	APPOINTMENT OF AUTHENTICATING AGENT	13

Section 3.01	Appointment of Agent or Agents for Bonds of Series due May 1, 2051	13

Section 3.02	Concerning the Agent	13

Section 3.03	Form of Alternate Certificate of Authentication	14

Section 3.04	Limit on Location and Number of Agents	14

ARTICLE IV	FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE	14

Section 4.01	Names and Addresses of Debtor and Securing Party	14

Section 4.02	Property Subject to Lien	14

Section 4.03	Maturity Dates and Principal Amounts of Obligations Secured	15

Section 4.04	Financing Statement Adopted for all First Mortgage Bonds Listed in Section 4.03	15

Section 4.05	Recording Data for the Indenture	15

Section 4.06	Mortgage Bonds	16

i

TABLE OF CONTENTS

(continued)

		Page
ARTICLE V	MISCELLANEOUS	16

Section 5.01	Recitals of Fact, Except as Stated, are Statements of the Company	16

Section 5.02	Supplemental Trust Indenture to be Construed as Part of the Indenture	16

Section 5.03	Trust Indenture Act and Severability	16

Section 5.04	Indenture	16

Section 5.05	References to Either Party in Supplemental Trust Indenture Include Successors or Assigns	16

Section 5.06	Counterparts and Headings	17

Schedule A – Properties

ii

Supplemental Trust Indenture, made effective as of the 19th day of July, 2021, by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Eau Claire, Wisconsin (the “Company”), party of the first part, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under and by virtue of the laws of the United States of America, having its principal office in the City of St. Paul, Minnesota, as successor trustee (the “Trustee”), party of the second part;

WITNESSETH:

WHEREAS, the Company, has heretofore executed and delivered to the Trustee its Trust Indenture, made as of April 1, 1947 (the “1947 Indenture”), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and to its respective successors in trust, all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the 1947 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1947 Indenture for the equal pro rata benefit and security of all and every of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

WHEREAS, the Indenture (as defined below) provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

WHEREAS, the Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series
March 1, 1949	Series due March 1, 1979 (retired)
June 1, 1957	Series due June 1, 1987 (retired)
August 1, 1964	Series due August 1, 1994 (redeemed)
December 1, 1969	Series due December 1, 1999 (redeemed)
September 1, 1973	Series due October 1, 2003 (redeemed)
February 1, 1982	Pollution Control Series A (redeemed)
March 1, 1982	Series due March 1, 2012 (redeemed)
June 1, 1986	Series due July 1, 2016 (redeemed)
March 1, 1988	Series due March 1, 2018 (redeemed)
April 1, 1991	Series due April 1, 2021 (redeemed)
March 1, 1993	Series due March 1, 2023 (redeemed)
October 1, 1993	Series due October 1, 2003 (retired)
December 1, 1996	Series due December 1, 2026 (redeemed)
September 1, 2003	Series A due October 1, 2018, and Series B due October 1, 2018 (redeemed)
September 1, 2008	Series due September 1, 2038
October 1, 2012	Series due October 1, 2042
June 1, 2014	Series due June 15, 2024
November 1, 2017	Series due December 1, 2047
September 1, 2018	Series due September 1, 2048
May 18, 2020	Series due May 1, 2051

WHEREAS, the 1947 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the “Original Indenture”; and

WHEREAS, the Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated March 1, 1991 (the “Restated Indenture”), which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture (except for those Supplemental Trust Indentures executed after March 1, 1991); and

WHEREAS, the Restated Indenture became effective and operative on October 1, 1993; and

WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto are referred to herein collectively as the “Indenture” and certain capitalized terms defined in Section 1.03 of the Restated Indenture are used with the same meanings herein; and

WHEREAS, the Company is desirous of providing for the creation under the Indenture of a new series of First Mortgage Bonds, said new series of bonds to be designated “First Mortgage

Bonds, Series due May 1, 2051”, the bonds of said series to be issued as registered bonds without coupons in denominations of a multiple of $100,000 and integral multiples of $1,000 in excess thereof, and the bonds of said series to be substantially in the following form:

(Form of Bonds of Series due May 1, 2051)

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NORTHERN STATES POWER COMPANY

(Incorporated under the laws of the State of Wisconsin)

First Mortgage Bond

Series due May 1, 2051

PPN 665789 A*4

No.	$

NORTHERN STATES POWER COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Wisconsin (the “Company”), for value received, hereby promises to pay to                      or its registered assigns, by the method and at the address specified by the Initial Bondholder (as defined herein) in Schedule B to the Bond Purchase Agreement, of even date herewith, between the Company and the purchasers named therein (the “Purchase Agreement”), the sum of          Dollars in lawful money of the United States of America, on the 1st day of May 2051, and subject to Section 2.06 of the Supplemental Trust Indenture, to pay interest hereon from the date hereof at the rate of 2.82 percent per annum, in like money, until the principal hereof becomes due and payable; said interest being payable to the person entitled to such interest by the method and at the address specified by such Initial Bondholder on the 1st day of May and on the 1st day of November in each year, commencing November 1, 2021; provided further that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any May 1 or November 1 will be paid to the person in whose name this bond was registered at the close of business on the record date (the April 15 prior to such May 1 or October 15 prior to such November 1 (whether or not a business day)). If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid. The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.

This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated April 1, 1947 (the “1947 Indenture”), as supplemented by 20 supplemental trust indentures (collectively, the “Supplemental Trust Indentures”), a Supplemental and Restated Trust Indenture dated March 1, 1991 (the “Restated Indenture”) and a new supplemental trust indenture for the bonds of this series (the “Supplemental Trust Indenture”), all of which instruments are herein collectively called the “Indenture,” executed by the Company to U.S. Bank National Association, as successor trustee (the “Trustee”). The Restated Indenture amends and restates the 1947 Indenture and certain of the Supplemental Trust Indentures and became effective and operative on October 1, 1993. Certain capitalized terms defined in the Indenture are used with the same meanings herein. Reference is made to the Indenture for a complete description of its terms. Reference hereby is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the registered holders of the bonds as to such security and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the happening of a Completed Default as provided in the Indenture.

The term Initial Bondholder as used herein means any registered holder of First Mortgage Bonds listed on Schedule B to the Purchase Agreement.

With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the registered holders of the bonds and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by the affirmative vote of the registered holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that without the consent of all registered holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest.

The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.

At any time prior to November 1, 2050 (which is the date that is six months prior to maturity of the bonds of this series (the “Par Call Date”)), the Company may redeem, in whole or in part, the bonds of this series, on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of such bonds of this series being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of this series being redeemed that would be due if such bonds matured on the Par Call Date (excluding the portion of any such accrued and unpaid interest to but excluding the date fixed for redemption), discounted to but excluding the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points plus, in each case, accrued and unpaid interest thereon to but excluding the date fixed for redemption.

At any time on or after the Par Call Date, the Company may redeem, in whole or in part, the bonds of this series, at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date fixed for redemption.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds being redeemed (assuming, for this purpose, that the bonds of this series matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds being redeemed.

“Comparable Treasury Price” means with respect to any redemption date of the bonds of this series (1) the average of the Reference Treasury Dealer Quotations for such date fixed for redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations for such date fixed for redemption, or (2) if the Independent Investment Banker obtains fewer than four of such Reference Treasury Dealer Quotations for the date fixed for redemption, the average of all of such Reference Treasury Dealer Quotations for the date fixed for redemption.

“Independent Investment Banker” means one of the Reference Treasury Dealers or their respective successors or, if such firms or their respective successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.

“Reference Treasury Dealer” means three Primary Treasury Dealers selected by the Company after consultation with an Independent Investment Banker provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute.

“Reference Treasury Dealer Quotations” means, for any Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.

“Treasury Rate” means, with respect to any date fixed for redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date fixed for redemption. The Treasury Rate will be calculated on the third business day preceding the date fixed for redemption.

This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto; provided that this bond shall also be subject to the restrictions on transfer and exchange that appear above.

Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

No charge shall be made by the Company for any exchange or transfer of bonds of this series, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

The Company shall not be required to issue, transfer or exchange any bond of this series during a period of 15 days immediately preceding (i) any selection of bonds of this series to be redeemed or (ii) any interest payment date. The Company shall not be required to transfer or exchange any bond of this series called or being called for redemption in its entirety or to transfer or exchange the called portion of a bond of this series which has been called for partial redemption.

No recourse shall be had for the payment of the principal of or any premium or the interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of said Indenture, against any incorporator, or any past, present or future shareholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of U.S. Bank National Association, as successor Trustee under the Indenture, or its successor thereunder.

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be signed in its name by its President or a Vice President and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:		NORTHERN STATES POWER COMPANY

Attest:	[Form-Not for Signature]	By:	[Form-Not for Signature]
[Vice] President

(Form of Trustee’s Certificate)

This bond is one of the bonds of the series designated thereon, described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	[Form-Not for Signature]
Authorized Officer

and

WHEREAS, the Company is desirous of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee and to its respective successors in trust, additional property that was not expressly described in the Original Indenture, in the Restated Indenture or in any previous Supplemental Trust Indenture; and

WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the terms of any new series of bonds and of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and

WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors or a Committee of the Board of Directors of the Company; and

WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;

NOW, THEREFORE, Northern States Power Company, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with U.S. Bank National Association, as

Trustee, and its successors in the trust under the Indenture for the benefit of the registered holders of the bonds, or any of them, issued or to be issued thereunder, as follows:

ARTICLE I

SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY

TO THE LIEN OF THE INDENTURE

SECTION 1.01. The Company, in order to better secure the payment, of both the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in the schedule annexed hereto and marked Schedule A, reference to said schedule being made hereby with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging and in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, products and profits thereof;

Also, in order to subject the personal property and chattels of the Company to the Lien of the Indenture and in conformity with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; all municipal and other franchises, all leaseholds, licenses, permits, privileges and patent rights, parts or parcels of such real property; all as now owned or hereafter acquired by the Company pursuant to the provisions of the Indenture;

All the estate, right, title and interest and claim whatsoever, at law as well as in equity, that the Company now has or hereafter may acquire in and to the aforesaid property and franchises and every part and parcel thereof; excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash on hand and in banks other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any stock of goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or lease in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (6) the properties described in Schedule B annexed to the 1947 Indenture;

To have and to hold all said property, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, to the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

ARTICLE II

FORM AND EXECUTION OF SERIES DUE MAY 1, 2051

SECTION 2.01. There is hereby created, for issuance under the Indenture, a series of bonds designated Series due May 1, 2051, each of which shall bear the descriptive title “First Mortgage Bonds, Series due May 1, 2051,” (such bonds, the “Series 2051 Bonds”) and the form thereof shall contain suitable provisions with respect to the matters specified in this Section 2.01. The bonds of said series shall be substantially of the tenor and purport hereinbefore recited. The bonds of said series shall initially be authenticated and delivered in the aggregate principal amount of $100,000,000. The bonds of said series shall mature on May 1, 2051, and shall be issued as registered bonds without coupons in denominations of a multiple of $100,000 and integral multiples of $1,000 in excess thereof. The bonds of said series shall bear interest at the rate of 2.82% per annum payable semi-annually on May 1 and November 1 of each year commencing November 1, 2021, and subject to Section 2.06 hereof, the principal and interest shall be payable to the Initial Bondholder entitled to such payments by the method and at the address specified by such Initial Bondholder. Interest on the Series 2051 Bonds shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or date on which the principal of the Series 2051 Bonds is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of the Series 2051 Bonds is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of the Series 2051 Bonds is required to be paid. The Series 2051 Bonds shall be dated as of the date of authentication thereof by the Trustee.

As long as there is no existing default in the payment of interest on the Series 2051 Bonds, the person in whose name any Series 2051 Bond is registered at the close of business on any Regular Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such Series 2051 Bond subsequent to the Regular Record Date and on or prior to such interest payment date. Defaulted Interest shall be paid by the Company as provided in Section 2.03 of the Indenture.

The term “Regular Record Date” as used in this Section 2.01 with respect to any interest payment date (May 1 or November 1) shall mean the April 15 prior to such May 1 or October 15 prior to such November 1 (whether or not a business day). The term “business day” as used in this Section 2.01 shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.

SECTION 2.02. At any time prior to November 1, 2050 (which is the date that is six months prior to maturity of the Series 2051 Bonds (the “Par Call Date”)), the Company may redeem, in whole or in part, the Series 2051 Bonds, on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of such Series 2051 Bonds being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series 2051 Bonds being redeemed that would be due if such Bonds matured on the Par Call Date (excluding the portion of any such accrued and unpaid interest to but excluding the date fixed for redemption), discounted to but excluding the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date fixed for redemption. At any time on or after the Par Call Date, the Company may redeem, in whole or in part, the Series 2051 Bonds at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date fixed for redemption.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds being redeemed (assuming, for this purpose, that the Series 2051 Bonds matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series 2051 Bonds being redeemed.

“Comparable Treasury Price” means with respect to any redemption date of the Series 2051 Bonds (1) the average of the Reference Treasury Dealer Quotations for such date fixed for redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations for such date fixed for redemption, or (2) if the Independent Investment Banker obtains fewer than four of such Reference Treasury Dealer Quotations for the date fixed for redemption, the average of all of such Reference Treasury Dealer Quotations for the date fixed for redemption.

“Independent Investment Banker” means one of the Reference Treasury Dealers or their respective successors or, if such firms or their respective successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.

“Reference Treasury Dealer” means three Primary Treasury Dealers selected by the Company after consultation with an Independent Investment Banker provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute.

“Reference Treasury Dealer Quotations” means, for any Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.

“Treasury Rate” means, with respect to any date fixed for redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date fixed for redemption. The Treasury Rate will be calculated on the third business day preceding the date fixed for redemption.

The Series 2051 Bonds are not subject to a sinking fund.

The redemption prices of the Series 2051 Bonds need not be specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provision of this Section 2.02.

SECTION 2.03. The registered owner of any Series 2051 Bond or Bonds at his, her or its option may surrender the same at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of the said series of the same aggregate principal amount, bearing interest as provided in Section 2.01 hereof thereupon, and upon receipt of any payment required under the provisions of Section 2.04 hereof, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered holder at its office or at any other place specified as aforesaid.

SECTION 2.04. No charge shall be made by the Company for any exchange or transfer of the Series 2051 Bonds other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

SECTION 2.05. All Series 2051 Bonds, and all bonds issued upon registration of, transfer of or in exchange for, any such bonds of said series, shall be restricted securities (within the meaning of Rule 144 under the Securities Act of 1933 (the “Securities Act”); hereinafter, collectively, “Restricted Securities”) and shall be subject to the restrictions on transfer provided in the legends set forth on the Restricted Securities. The registered holder of each Restricted Security, by such registered holder’s acceptance thereof, agrees to be bound by such restrictions on transfer. All Restricted Securities shall bear on their faces the applicable legends limiting transferability set forth on the form of bond in the recitals hereto.

Each registered holder will be deemed to have represented and agreed to offer, sell, pledge or otherwise transfer such Series 2051 Bonds only in accordance with the legend set forth on the face of the Restricted Securities.

Subject to the restrictions on transfer and exchange set forth herein and in the Indenture, the holder of any Series 2051 Bonds issued hereunder may transfer or exchange such bonds in whole or in part (in a principal amount which is an integral multiple of $100,000 or in an amount which is not an integral multiple of $100,000 if the holder is transferring or exchanging all of the bonds of said series held by such holder) by surrendering them at the Corporate Trust Office of the Trustee or at the office of the transfer agent, together with (a), an executed instrument of assignment and transfer (in the case of a transfer) or a written request for exchange (in the case of exchange), and (b) additional certifications and evidence that such transfer or exchange is in compliance with the Securities Act and the restrictions on transfer set forth in such Series 2051 Bonds as may be required pursuant to the terms of this Supplemental Trust Indenture.

Upon surrender of a definitive Series 2051 Bond for transfer or exchange with the appropriate documentation, subject to the restrictions described herein and in the Indenture, the Trustee will, within five business days of such request if made at the Corporate Trust Office of the Trustee, or within 10 business days if made at the office of a transfer agent (other than the Trustee), authenticate and deliver at the Corporate Trust Office of the Trustee or the office of the transfer agent, as the case may be, to the transferee (in the case of transfer) or registered holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or registered holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, a definitive bond or bonds of said series, as the case may require, for a like aggregate principal amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any definitive Series 2051 Bond will not be valid unless made at the Corporate Trust Office of the Trustee or at the office of a transfer agent by the registered holder in person or by a duly authorized attorney-in-fact.

SECTION 2.06. So long as any Initial Bondholder or its nominee shall be the registered holder of any Series 2051 Bond, and notwithstanding anything contained in the Restated Indenture, the Company will pay all sums becoming due on such bond for principal, premium, if any, and interest by the method and at the address specified for such purpose for such Initial Bondholder in Schedule B to the Purchase Agreement, or by such other method (reasonably acceptable to the Trustee) or at such other address as such Initial Bondholder shall have from time to time specified to the Trustee in writing for such purpose, without the presentation or surrender of such bond, except that concurrently with payment and redemption in full of any such bond, the Initial Bondholder shall surrender such bond for cancellation to the Company at its principal office or place of payment designated by the Company pursuant to Article II of the Restated Indenture and Section 2.05 hereof. The Company shall afford the benefits of this Section 2.06 to any Institutional Investor (as defined below) that is the direct or indirect transferee of any Series 2051 Bond purchased by any Initial Bondholder under the Purchase Agreement and that has made the same agreement relating to such bond as such Initial Bondholder have made in this Section 2.06.    Upon receiving payment as specified above without the presentation or surrender of any Series 2051 Bond, such Initial Bondholder, its nominee or subsequent Institutional Investor shall be deemed to have agreed to indemnify the Company and the Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on either of their parts, arising out of or in connection with such Initial Bondholder, its nominee’s or such subsequent Institutional Investor’s failure to comply with the provisions of this Section 2.06, including the costs of defending itself in connection therewith, such indemnity to survive the payment of such bond and any resignation or removal of the Trustee.

The term “Institutional Investor” means (a) any Initial Bondholder, (b) any holder of a bond (together with one or more of its affiliates) holding more than 5% of the aggregate principal amount of the Series 2051 Bonds then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund (as defined in the Purchase Agreement) of any holder of any Series 2051 Bond.

ARTICLE III

APPOINTMENT OF AUTHENTICATING AGENT

SECTION 3.01. The Trustee shall, if requested in writing to do so by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered Series 2051 Bonds in the name and on behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a certificate of a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.

SECTION 3.02. (a) Any such authenticating agent shall be acceptable to the Company and at all times shall be a corporation which is organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus of at least $10,000,000 and is subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)    Any corporation into which any authenticating agent may lawfully be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

(c)    Any authenticating agent at any time may resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

(d)    The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 3.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.

SECTION 3.03. If an appointment is made pursuant to this Article III, the registered Series 2051 Bonds shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:

This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	[Form-Not for Signature]
Authenticating Agent

By:	[Form-Not for Signature]
Authorized Officer

SECTION 3.04. No provision of this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

ARTICLE IV

FINANCING STATEMENT TO COMPLY WITH

THE UNIFORM COMMERCIAL CODE

SECTION 4.01. The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company c/o Dawn Schultz, Siting & Land Rights Xcel Energy PO Box 8 Eau Claire, WI 54702-0008

Secured Party:	U.S. Bank National Association, as Trustee c/o U.S. Bank Global Corporate Trust Services 60 Livingston Avenue, EP-MN-WS3C St. Paul, Minnesota 55107

NOTE: Northern States Power Company, the debtor above named, is “a transmitting utility” under the Uniform Commercial Code as adopted in Wisconsin and Michigan.

SECTION 4.02. Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section 4.02 at length.

SECTION 4.03. The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

First Mortgage Bonds	Principal Amount
Series due September 1, 2038	$200,000,000
Series due October 1, 2042	$100,000,000
Series due June 15, 2024	$200,000,000
Series due December 1, 2047	$100,000,000
Series due September 1, 2048	$200,000,000
Series due May 1, 2051	$100,000,000
Series due May 1, 2051	$100,000,000

SECTION 4.04. This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the Series mentioned above secured by said Indenture.

SECTION 4.05. The 1947 Indenture, the Restated Indenture and the Supplemental Trust Indentures, as set forth below, have been filed or recorded in each and every office in the States of Wisconsin and Michigan designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture	Supplemental Trust Indenture
Dated April 1, 1947	Dated March 1, 1949

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated June 1, 1957	Dated August 1, 1964

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated December 1, 1969	Dated September 1, 1973

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated February 1, 1982	Dated March 1, 1982

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated June 1, 1986	Dated March 1, 1988

Supplemental and Restated Trust Indenture	Supplemental Trust Indenture
Dated March 1, 1991	Dated April 1, 1991

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated March 1, 1993	Dated October 1, 1993

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated December 1, 1996	Dated September 1, 2003

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated September 1, 2008	Dated October 1, 2012

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated June 1, 2014	Dated November 1, 2017

Supplemental Trust Indenture	Supplemental Trust Indenture
Dated September 1, 2018	Dated May 18, 2020

SECTION 4.06. The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor that may be issued from time to time in the future in accordance with the provisions of the Indenture.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subjected to the Lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee’s certificate), and the Trustee shall incur no responsibility in respect of such matters.

SECTION 5.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 5.03. (a) If any provision of this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

(b)    In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 5.04. Wherever in this Supplemental Trust Indenture the word “Indenture” is used without the prefix “1947,” “Original,” “Restated” or “Supplemental,” such word was used intentionally to include in its meaning the 1947 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.

SECTION 5.05. Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 5.06. (a) This Supplemental Trust Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)    The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY, a Wisconsin corporation, party of the first part, has caused its corporate name to be hereunto affixed, and this Supplemental Trust Indenture, to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, all done this 14th day of July, 2021.

NORTHERN STATES POWER COMPANY

/s/ Paul A. Johnson
By:	Paul A. Johnson
Its:	Vice President, Treasurer

Attest:

/s/ Amy L. Schneider
By:	Amy L. Schneider
Its:	Vice President, Corporate Secretary

[Signature page to Supplemental Trust Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

/s/ Joshua A. Hahn
By:	Joshua A. Hahn
Its:	Vice President

Attest:

/s/ Donald T. Hurrelbrink
By:	Donald T. Hurrelbrink
Its:	Vice President

[Signature page to Supplemental Trust Indenture]

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF WASHINGTON	)

On this the 14th day of July, 2021, before me, Amy Deborah Reineke, a Notary Public, the undersigned officer, personally appeared Paul A. Johnson and Amy L. Schneider, who acknowledged themselves to be the Vice President, Treasurer and the Vice President, Corporate Secretary, respectively, of Northern States Power Company, a Wisconsin corporation, and that they, as such Vice President, Treasurer and Vice President, Corporate Secretary, respectively, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Paul A. Johnson and Amy L. Schneider, respectively.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Amy Deborah Reineke
Amy Deborah Reineke
Notary Public In and For County of Washington State of Minnesota
My commission expires: January 31, 2026

(NOTARY SEAL)

[Notary page to Supplemental Trust Indenture]

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF RAMSEY	)

On this the 13th day of July, 2021, before me, Judy A. Galberth, notary public, the undersigned officer, personally appeared Joshua A. Hahn and Donald T. Hurrelbrink, who acknowledged themselves to each be a Vice President of U.S. Bank National Association, a national banking association, and that they, as such Vice Presidents, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Vice President and Vice President, respectively.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Judy Ann Galberth
Judy Ann Galberth
Notary Public In and For County of Ramsey State of Minnesota
My commission expires: January 31, 2026

(NOTARY SEAL)

[Notary page to Supplemental Trust Indenture]

SCHEDULE A

The property referred to in the granting clause in the foregoing Supplemental Trust Indenture from Northern States Power Company to U.S. Bank National Association, as Trustee, dated July 19, 2021 includes parts or parcels of real property and other property hereinafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere herein or in the Indenture.

I. PROPERTIES IN THE STATE OF WISCONSIN

1.	The following described real property, situated, lying and being in the County of Clark, to wit:

Neillsville Service Center

Lot One (1) of Clark County Certified Survey Map No. 748 recorded in Volume 611 Records, page 79 as Document No. 483643, City of Neillsville, Clark County, Wisconsin.

The Parcel Identification Number is 261.1376.007.

2.	The following described real property, situated, lying and being in the County of Dunn, to wit:

Cady Creek Substation

Lot 1 of Certified Survey Map No. 4686, as recorded in Vol. 23 of Survey Maps, Page 126, as Doc. No. 647902; being a part of the NW1/4 of the NW1/4 and the SW1/4 of the NW1/4 of Section 31, Township 27 North, Range 14 West, Town of Weston, Dunn County, Wisconsin.

The Parcel Identification Number is 1704222714312300007.

3.	The following described real property, situated, lying and being in the County of St. Croix, to wit:

Rail Park Substation

Lot Two (2) of Certified Survey Map as recorded in Volume 30 of Surveys on Page 6798, as Document No. 1102094, located in and being part of the Southeast Quarter of the Northeast Quarter (SE1/4-NE1/4) and in part of the Northeast Quarter of the Northeast Quarter (NE1/4-NE1/4), of Section Twenty-two (22), Township Twenty-nine (29) North, Range Eighteen (18) West, Village of Roberts, St. Croix County, Wisconsin.

The Parcel Identification Number is part of 176-1070-30-000.

II. TRANSMISSION LINES OF THE COMPANY

IN THE STATE OF WISCONSIN

The electric transmission lines of the Company, including towers, poles, pole lines, wire switch racks, switchboards, insulators, and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance, or operation thereof, through, over, under, or upon any private property or public street or highways within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

Line 3404

Dunn County

Section 14, Township 28 North, Range 13 West

Line 3408

Buffalo County

Section 7, Township 24 North, Range 10 West

Line 3418

Chippewa County

Section 5, Township 28 North, Range 7 West

Line 3427

Polk County

Section 19, Township 32 North, Range 15 West

Line 3428

Polk County

Section 19, Township 32 North, Range 15 West

Line 3429

Barron County

Section 6, Township 33 North, Range 14 West

Section 31, Township 34 North, Range 14 West

Line 3470

Bayfield County

Section 18, Township 43 North, Range 7 West

III. TRANSMISSION LINES OF THE COMPANY

IN THE STATE OF MICHIGAN

The electric transmission lines of the Company, including towers, poles, pole lines, wire switch racks, switchboards, insulators, and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance, or operation thereof, through, over, under, or upon any private property or public street or highways within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

Line 3325

Gobebic County

Section 22, Township 47 North, Range 47 West

Line 3352

Gobebic County

Section 9, Township 46 North, Range 43 West

COMPANY’S RECEIPT FOR COPY

The undersigned, Northern States Power Company, a Wisconsin corporation, the Company described in the foregoing instrument, hereby acknowledges that it has this day received from U.S. Bank National Association the Supplemental Trust Indenture described therein, a full, true, complete, and correct copy of said instrument with signatures and acknowledgments thereon shown. Dated this 14th day of July, 2021.

NORTHERN STATES POWER COMPANY

/s/ Paul A. Johnson
By:	Paul A. Johnson
Its:	Vice President, Treasurer

Attest:

/s/ Amy L. Schneider
By:	Amy L. Schneider
Its:	Vice President, Corporate Secretary